OLD MUTUAL FUNDS II

Rule 18f-3
Multiple Class Plan
(the "Plan")

As amended May 21, 2008

             Old Mutual Funds II (the "Trust"), a
registered investment company, offers the separately
managed portfolios listed in Schedule A hereto (each, a "Portfolio" and, collectively, the "Portfolios") and has elected to rely on Rule 18f-3 under the Investment
Company Act of 1940, as amended (the "1940 Act"), in
offering multiple classes of shares in each Portfolio. The Trust offers certain other separately managed portfolios not listed in Schedule A hereto, which offer only a single
class of shares.
       A.	Attributes of Share Classes
             1.	The rights of each class of the
Portfolios shall be as set forth in the respective
Certificate of Class Designation for each Class (each a "Certificate") as each such Certificate is approved by the Trust's Board of Trustees and as attached as Schedule B hereto.
             2.	With respect to each class of
shares created hereunder, each share of a Portfolio will represent an equal pro rata interest in the Portfolio and will have identical terms and conditions, except that: (i) each class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution fees ("Rule 12b-1 fees") in connection with a distribution plan adopted pursuant to Rule 12b-1 under
the 1940 Act (a "Rule 12b-1 Plan") and will separately
bear any other shareholder service fees ("Service Fees")
that are made under any service plan, which may or may
not be adopted pursuant to Rule 12b-1 under the 1940
Act, or related servicing agreement entered into with
respect to that class, which are not contemplated by or
within the scope of the Rule 12b-1 Plan; (iii)
shareholders of the class will have exclusive voting
rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests
of any other class.
       B.	Expense Allocations
             1.	The following expenses shall be
allocated, to the extent practicable, on a class-by-class basis: (a) fees under a Rule 12b-1 Plan; (b) Service
Fees; (c) state Blue Sky registration fees incurred by a specific class; (d) transfer agency and sub-transfer agency fees and expenses; (e) preparation, printing, and distribution of prospectuses and other shareholder reports; (f) website fees, including website maintenance;
(g) expenses incurred in connection with any meeting of shareholders of a particular class; (h) litigation expenses incurred with respect to matters affecting only a particular class; (i) any other expenses (other than
advisory or management fees) that the Trust's Board of Trustees determines shall be allocated on a class-by-
class basis, in a manner consistent with Internal Revenue Service Rules; provided, however, that such expenses may be so allocated only to the extent that the expenses
are actually incurred in different amounts by each class
or that a class receives services of a different kind or to a different degree than the other classes.
             2.	All other expenses of a Portfolio
shall be allocated to each class on the basis of net asset value of that class in relation to the total net assets of the Portfolio.

       C.	Allocation of Income, Gains and Losses
             Except to the extent provided in the
following sentence, each Portfolio will allocate income
and realized and unrealized capital gains and losses to a
class based on the relative net asset of each class.
Notwithstanding the foregoing, each Portfolio that
declares dividends on a daily basis will allocate income
on the basis of settled shares.
       D.	Waiver of Fees and Reimbursement of
Expenses
             A Portfolio's advisor, sub-advisor,
underwriter or any other provider of services to the
portfolio may waive fees payable by, or reimburse
expenses of, a class, to the extent that such fees and
expenses are payable, or have been paid, to the provider,
and have been allocated solely to that class as a class
expense.  Such provider may also waive fees payable, or
reimburse expenses paid, by all classes in a Portfolio to
the extent such fees and expenses have been allocated to
such classes in accordance with relative net assets.
       E.	Exchange Privileges.
             Exchanges of shares shall be permitted
between Portfolios and other mutual funds as follows:
             (a)	Shares of a Portfolio
generally may be exchanged for shares of the
same class of another Portfolio or of the same
class of any other mutual fund advised by the
Trust's advisor (together with the Portfolios, the
"Old Mutual Advised Funds"), or where so
provided for in the  prospectus, and/or statement
of additional information (together the
"Prospectus") of the Portfolio, subject to such
exceptions and such terms and limitations as are
disclosed in the Portfolio's Prospectus and the
Prospectus for the acquired Old Mutual Advised
Funds.
             (b)	Shares of a Portfolio
generally may not be exchanged for shares of a
different class of that Portfolio or shares of a
different class of any other Old Mutual Advised
Funds, subject to such exceptions and such
terms and limitations as are disclosed in the
Prospectus for the Old Mutual Advised Funds
being exchanged or as otherwise provided in this
Plan.
             (c)	Class Z shares of a
Portfolio may be exchanged for Institutional
Class shares of the same Portfolio, subject to
such exceptions and such terms and limitations
as are disclosed in the Prospectus for the
Portfolio being exchanged.
             (d)	Depending upon the
Portfolio or other Old Mutual Advised Fund
from which and into which an exchange is being
made and when the shares were purchased,
shares being acquired in an exchange may be
acquired at their offering price, at their net asset
value or by paying the difference in sales
charges, as disclosed in the Portfolio's
Prospectus and the Prospectus for the Old
Mutual Advised Funds being acquired.
       F.	Service Fees and Distribution Fees.
             The Rule 12b-1 fees and Service Fees
applicable to any class shall be those set forth in the
Portfolio 's Prospectus, relevant portions of which are
incorporated herein by this reference.  All other terms
and conditions with respect to Rule 12b-1 fees and
Service Fees shall be governed by the Rule 12b-1 Plan
adopted by the Portfolio with respect to such fees and
Rule 12b-1 of the 1940 Act and any Service Plan,
respectively.
       G.	Amendment of Plan; Periodic Review
             This Plan must be amended to describe
properly (through additional exhibits hereto) each new class of shares, upon the approval of each new class by the Board of Trustees.
             The Board of Trustees of the Trust,
including a majority of the independent Trustees must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan.


SCHEDULE A
OLD MUTUAL FUNDS II
Name of Portfolios
Old Mutual Advantage Growth Fund (effective
November 19, 2007)
Old Mutual Analytic U.S. Long/Short Fund
Old Mutual Barrow Hanley Core Bond Fund (effective
November 19, 2007)
Old Mutual Barrow Hanley Value Fund
Old Mutual Cash Reserves Fund
Old Mutual Columbus Circle Technology and
Communications Fund
Old Mutual Discover Value Fund (effective November
19, 2007)
Old Mutual Dwight High Yield Fund (effective
November 19, 2007)
Old Mutual Dwight Intermediate Fixed Income Fund
Old Mutual Dwight Short Term Fixed Income Fund
Old Mutual Developing Growth Fund
Old Mutual Focused Fund
Old Mutual Growth Fund
Old Mutual Heitman REIT Fund
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)
Old Mutual Mid-Cap Fund
Old Mutual Select Growth Fund
Old Mutual Small Cap Fund
Old Mutual Strategic Small Company Fund
Old Mutual TS&W Mid-Cap Value Fund
Old Mutual TS&W Small Cap Value Fund


Date: May 21, 2008


SCHEDULE B
OLD MUTUAL FUNDS II

CERTIFICATE OF CLASS DESIGNATION

Class Z Shares
1.	Class-Specific Distribution Arrangements; Other
Expenses
       Class Z Shares are sold without a sales charge
and are not subject to any Rule 12b-1 fees or Service
Fees.
2.	Voting Rights
      Each Class Z shareholder will have a vote equal
to the economic value of their Class Shares held.  Class
Z shareholders will be entitled to vote on issues relating
to Class Z Rule 12b-1 expenses, if any (including any
Rule 12b-1 Plan), and on other matters submitted to
shareholders in which the interests of Class Z differ
from the interests on any other class.
3.	Conversion Rights
       Class Z Shares do not have a conversion feature.



 OLD MUTUAL FUNDS II
CERTIFICATE OF CLASS DESIGNATION
Class A Shares
1.	Class-Specific Distribution Arrangements; Other
Expenses
       Sales Charges.   Class A shares are sold at net
asset value plus a front-end sales charge as approved
from time to time by the Trustees and set forth in the
Trust's Prospectus, which sales charge may be reduced
or eliminated for certain money market fund shares, for
larger purchases, under a combined purchase privilege,
under a right of accumulation, under a letter of intent or
for certain categories of purchasers or transactions as
permitted by Section 22(d) of the 1940 Act and as
otherwise set forth in the Trust's Prospectus.  Certain
large purchases of Class A shares that are not subject to
a front-end sales charge as a result of the foregoing may
be subject to a contingent deferred sales charge
("CDSC").  The terms and conditions of the CDSC,
including the period of years following acquisition of
Class A shares that such CDSC will apply and the CDSC
rate, shall be as set forth in the Trust's Prospectus the
relevant portions of which are incorporated herein by
this reference.  No CDSC shall be imposed on Class A
shares unless so provided in the Trust's Prospectus.  The
offering price of Class A shares subject to a front-end
sales charge shall be computed in accordance with Rule
22c-1 and Section 22(d) of the 1940 Act and the rules
and regulations thereunder.
       Method of CDSC Calculation.   The CDSC shall
be assessed on an amount equal to the lower of the cost
or the current market value of the Class A shares being
redeemed.  The order in which Class A shares are to be
redeemed when not all of such shares would be subject
to a CDSC shall be determined by the Trust's distributor
in accordance with the provisions of Rule 6c-10 under
the 1940 Act and set forth in the Trust's Prospectus.
       Rule 12b-1 Fee.   Class A shares may be subject
to Rule 12b-1 fees as approved from time to time by the Trustees and set forth in the Trust's Prospectus, relevant portions of which are incorporated herein by reference.
All other terms and conditions with respect to Rule 12b-
1 fees shall be governed by the Rule 12b-1 Plan adopted by the Trust with respect to such fees and Rule 12b-1 of the 1940 Act. The Rule 12b-1 fees will be paid to the Trust's distributor as compensation for services provided and expenses incurred in connection with the offering and sale of Class A shares of the Trust, which may include, without limitation, payment by the Trust's distributor of all or a portion of the Rule 12b-1 fees to financial intermediaries, plan fiduciaries and investment professionals ("Service Providers") for providing services in connection with the offering and sale of Class
A shares, interest and other financing costs, and such other distribution-related activities identified in Rule
12b-1, as it may be amended from time to time.  The
Trust, on behalf of the applicable Portfolio, will make monthly payments to the Trust's distributor under the Rule 12b-1 Plan based on the average net asset value of Class A shares.


Service Fees.  Class A shares may be subject to
Service Fees as approved from time to time by the
Trustees and set forth in the Trust's Prospectus, relevant
portions of which are incorporated herein by reference.
All other terms and conditions with respect to the
Service Fees shall be governed by a Service Plan
adopted by the Trust with respect to such fees.  The
Service Fees will be paid to the Trust's distributor as
compensation for providing or arranging for the
provision by Service Providers of personal shareholder
services and/or account maintenance services to
shareholders or to the underlying beneficial owners of
Class A shares.  All or a portion of the Service Fees may
be made to the Trust's distributor to compensate it for
administering the Service Plan, or for providing the
services contemplated therein.  The Trust, on behalf of
the applicable Portfolio, will make monthly payments to
Service Providers and/or the Trust's distributor under the
Service Plan based on the average net asset value of
Class A shares that are serviced or supported by such
Service Providers or the distributor.
2.	Voting Rights
       Each Class A shareholder will have a vote equal
to the economic value of their Class A shares held.
Class A shareholders will be entitled to vote on issues
relating to Class A Rule 12b-1 fees (including any Rule
12b-1 Plan), and on other matters submitted to
shareholders in which the interests of Class A differ
from the interests of any other class.
3.	Conversion Rights
       Class A shares do not have a conversion feature.


OLD MUTUAL FUNDS II
CERTIFICATE OF CLASS DESIGNATION
Class C Shares
1.	Class-Specific Distribution Arrangements; Other
Expenses
       CDSC.   Class C shares are sold at net asset
value but are subject to a contingent deferred sales
charge ("CDSC").  The CDSC shall apply for the period
of one year following acquisition of Class C shares and
at a rate as set forth in the Trust's Prospectus, the
relevant portions of which are incorporated herein by
this reference.  No CDSC shall be imposed on Class C
shares unless so provided in the Trust's Prospectus.  The
offering price of Class C shares subject to a CDSC shall
be computed in accordance with Rule 22c-1 and Section
22(d) of the 1940 Act and the rules and regulations
thereunder.
       Method of CDSC Calculation.   The CDSC shall
be assessed on an amount equal to the lesser of cost or
current market value of the Class C shares being
redeemed.  The order in which Class C shares are to be
redeemed when not all of such shares would be subject
to a CDSC shall be determined by the Trust's distributor
in accordance with the provisions of Rule 6c-10 under
the 1940 Act.
       Rule 12b-1 Fees.   Class C shares may be subject
to a Rule 12b-1 fee as approved from time to time by the
Trustees and set forth in the Trust's Prospectus, relevant
portions of which are incorporated herein by reference.
All other terms and conditions with respect to Rule 12b-
1 fees shall be governed by the Rule 12b-1 Plan adopted
by the Trust with respect to such fees and Rule 12b-1 of
the 1940 Act.  Rule 12b-1 fees will be paid to the Trust's
distributor as compensation for services provided and
expenses incurred in connection with the offering and
sale of Class C shares of the Trust, which may include,
without limitation, payment by the Trust's distributor of
all or a portion of the Rule 12b-1 fees to financial
intermediaries, plan fiduciaries and investment
professionals ("Service Providers") for providing
services in connection with the offering and sale of Class
C shares, interest and other financing costs, and such
other distribution-related activities identified in Rule
12b-1, as it may be amended from time to time.  The
Trust, on behalf of the applicable Portfolio, will make
monthly payments to Trust's distributor under the Rule
12b-1 Plan based on the average net asset value of Class
C shares.
       Service Fees.   Class C shares may be subject to
Service Fees as approved from time to time by the
Trustees and set forth in the Trust's Prospectus, relevant
portions of which are incorporated herein by reference.
All other terms and conditions with respect to the
Service Fees shall be governed by the Service Plan
adopted by the Trust with respect to such fees.  The
Service Fees will be paid to the Trust's distributor as
compensation for providing or arranging for the
provision by Service Providers of personal shareholder
services and/or account maintenance services to
shareholders or to the underlying beneficial owners of
Class C shares.  All or a portion of the Service Fees may
be made to the Trust's distributor to compensate it for
administering the Service Plan, or for providing the
services contemplated therein.  The Trust, on behalf of
the applicable Portfolio, will make monthly payments to
Service Providers and/or the Trust's distributor under the
Service Plan based on the average net asset value of
Class C shares that are serviced or supported by such
Service Providers or distributor.
2.	Voting Rights
       Each Class C shareholder will have a vote equal
to the economic value of their Class C shares held.
Class C shareholders will be entitled to vote on issues
relating to Class C Rule 12b-1 fees (including any Rule
12b-1 Plan), and on other matters submitted to
shareholders in which the interests of Class C differ
from the interests of any other class.
3.	Conversion Rights
       Class C shares do not have a conversion feature.


OLD MUTUAL FUNDS II
CERTIFICATE OF CLASS DESIGNATION
Institutional Class Shares
1. 	Class-Specific Distribution Arrangements; Other
Expenses
       Institutional Class Shares are sold without a
sales charge and are not subject to any Rule 12b-1 fees
or Service Fees.
2. 	Voting Rights
       Each Institutional Class shareholder will have a
vote equal to the economic value of their Institutional
Class Shares held.  Institutional Class shareholders will
be entitled to vote on issues relating to Institutional
Class Rule 12b-1 expenses, if any (including any Rule
12b-1 Plan), and on other matters submitted to
shareholders in which the interests of Institutional Class
differ from the interests on any other class.
3.  	Conversion Rights
       (a) Institutional Class shares that are purchased pursuant to a letter of intent shall, upon prior notice, convert to Class Z shares or Class A shares at net asset value if the investor fails to purchase the full amount of the letter of intent commitment, as set forth in the Prospectus and letter of intent. The conversion shall be effected on the basis of the relative net asset values of the two share classes without the imposition of any sales load or other charge by the Trust.
       (b) Institutional Class shares that are purchased by an eligible investor as described in the Prospectus shall, upon prior notice, convert to Class Z shares or Class A shares at net asset value if the investor ceases to be an eligible investor as described in the Prospectus.
The conversion shall be effected on the basis of the relative net asset values of the two share classes without the imposition of any sales load or other charge by the Trust.







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OMF II Rule 18f-3 Plan 12.18.07.DOC05.21.08 DRAFT